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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           TENDER OF ALL OUTSTANDING
                     7.45% SENIOR NOTES DUE 2026, SERIES A
                              IN EXCHANGE FOR NEW
                     7.45% SENIOR NOTES DUE 2026, SERIES B
                                       OF
                            AMERICAN RE CORPORATION

    Registered holders of outstanding 7.45% Senior Notes due 2026, Series A (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of new 7.45% Senior Notes due 2026, Series B (the "Exchange Notes") and whose Old Notes are not immediately available or who cannot deliver their Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to State Street Bank and Trust Company (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facisimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See "The Exchange Offer--Procedure for Tendering Old Notes" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                      STATE STREET BANK AND TRUST COMPANY

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
                  BY HAND:                                       BY MAIL:
     State Street Bank and Trust Company            (INSURED OR REGISTERED RECOMMENDED)
           Two International Place                  State Street Bank and Trust Company
                Fourth Floor                              Two International Place
         Boston, Massachusetts 02110                           Fourth Floor
    Attention: Corporate Trust Operations               Boston, Massachusetts 02110
                Nancy Bowker                       Attention: Corporate Trust Operations
                                                               Nancy Bowker

            BY OVERNIGHT EXPRESS:                              BY FACSIMILE:
     State Street Bank and Trust Company                       617-664-5371
           Two International Place                   (For Eligible Institutions Only)
                Fourth Floor                                   BY TELEPHONE:
         Boston, Massachusetts 02110                           617-664-5602
    Attention: Corporate Trust Operations                    Att: Nancy Bowker
                Nancy Bowker
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.
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Ladies and Gentlemen:

    The undersigned hereby tenders the principal amount of Notes indicated below, upon the terms and subject to the conditions contained in the prospectus dated February 12, 1997 of American Re Corporation (the "Prospectus"), receipt of which is hereby acknowledged.

                       DESCRIPTION OF SECURITIES TENDERED

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
                                 NAME AND ADDRESS OF
                               REGISTERED HOLDER AS IT       CERTIFICATE NUMBER(S)          PRINCIPAL AMOUNT
                              APPEARS ON THE OLD NOTES           OF OLD NOTES                 OF OLD NOTES
 NAME OF TENDERING HOLDER          (PLEASE PRINT)                  TENDERED                     TENDERED

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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED
                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three business days after the Expiration Date (as defined in the Prospectus and the Letter of Transmittal).

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
Name of Firm:
Address:                                       (Authorized Signature)
                                               Title:
                                   (Zip Code)                      Name:
Area Code and Telephone No.:                              (Please type or print)
                                               Date:
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    NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES
SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.